EXHIBIT 10.7

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of July 26, 2021, is entered into by and between Iconic Brands, Inc., a Nevada corporation (the “Company”), and each holder identified on the signature pages hereto (each a “Holder” and collectively the “Holders”).

A.

Each Holder currently holds (i) Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and/or Series G Convertible Preferred Stock, the types and amounts of which are set forth in the exchange calculation table provided in such Holder’s signature page hereto (the “Existing Preferred Stock”), and/or (ii) Series E Common Stock Purchase Warrants, Series F Common Stock Purchase Warrants and/or Series G Common Stock Purchase Warrants, the types and amounts of which are set forth in the exchange calculation table provided in such Holder’s signature page hereto (the “Existing Warrants” and together with the Existing Preferred Stock, collectively, the “Existing Securities”);

B.	The Existing Securities are convertible or exercisable into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and
C.

Each Holder desires to exchange its Existing Preferred Stock for (i) shares of newly-created Series A-2 Convertible Preferred Stock, par value $0.001 per share, of the Company, which shall have the rights, preferences, privileges and restrictions set forth in the certificate of designation to be filed by the Company with the Secretary of State of Nevada in the form attached hereto as Exhibit A (the “Series A-2 Preferred Stock”) and (ii) warrants to purchase Common Stock, which shall have the rights, preferences, privileges and restrictions set forth in the common stock purchase warrant in the form attached hereto as Exhibit B (the “Series A-2 Common Stock Purchase Warrants”), in each case pursuant to the terms of this Agreement; and

D.	Each Holder desires to exchange its Existing Warrants into shares of Common Stock pursuant to the terms of this Agreement.

Accordingly, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Exchange

1.1 Exchange of Existing Securities for Exchange Securities. Upon the terms and subject to the conditions of this Agreement, each Holder, severally and not jointly with the other Holders, shall exchange (the “Exchange”): (a) all of its Existing Preferred Stock for (i) a number of shares of Series A-2 Preferred Stock and (ii) a number of Series A-2 Common Stock Purchase Warrants; and/or (b) all of its Existing Warrants for a number of shares of Common Stock (such Common Stock together with the Series A-2 Preferred Stock and Series A-2 Common Stock Purchase Warrants, collectively, the “Exchange Securities”), in each case, equal to the product of (x) the number of shares of each class of Existing Preferred Stock and/or Existing Warrants held by the Holder (as applicable) immediately prior to the Exchange and (y) the applicable exchange ratio, as set forth in the exchange calculation table provided in the Holder’s signature page hereto.

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1.2 Cancellation of the Existing Securities. Each Holder hereby acknowledges and agrees that (a) the Existing Securities exchanged hereunder shall be cancelled and (b) the applicable certificate of designation relating to each class of Existing Preferred Stock exchanged hereunder shall be null and void and of no effect whatsoever, upon the completion of the Exchange on the Closing Date.

1.3 Termination of the Existing Agreements. Each Holder hereby acknowledges and agrees that each agreement relating to the Existing Securities set forth on Schedule A attached hereto (the “Existing Agreements”) shall be terminated upon the completion of the Exchange on the Closing Date. For the avoidance of doubt, upon the completion of the Exchange on the Closing Date, each such Existing Agreement shall be null and void and of no effect whatsoever, and the parties to each Existing Agreement shall have no obligations thereunder.

1.4 Exchange Exemption. The issuance of the Exchange Securities, including the issuance of the conversion shares upon conversion of the Series A-2 Preferred Stock (collectively, the “Securities”), to the Holders in the Exchange will be made without registration of any of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Sections 3(a)(9) or 4(a)(2) of the Securities Act.

1.5 Closing. The Closing shall take place on such date that all of the conditions set forth in Section 4 have been satisfied or waived, or at such time and place as the parties hereto shall agree (the “Closing Date”). On the Closing Date, (a) the Company will deliver to each Holder the number of Exchange Securities issuable to Holder, in accordance with the exchange calculation table provided in the applicable Holder’s signature page hereto and (b) each Holder, severally and not jointly with the other Holders, shall deliver (i) all certificate(s) representing the Existing Securities along with all documentation related to the transfer to the Company of all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Existing Securities and (ii) a Lock-up Agreement (as defined below) in the form attached hereto as Exhibit C, executed by such Holder. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that it will enforce the provisions of each Lock-up Agreement in accordance with its terms. If any party to any Lock-up Agreement breaches any provision of a Lock-up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-up Agreement.

1.6 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder or any holder of any Existing Securities that is not signatory to this Agreement (each, an “Other Holder”), and such Holder shall not be responsible in any way for the performance of the obligations of any other Holder or Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute such Holder, the Holders or Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Holder, the Holders and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that such Holder, the Holders and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and each Holder confirm that such Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder or Other Holder to be joined as an additional party in any proceeding for such purpose.

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1.7 Equal Treatment Clause. Except as expressly set forth in this Agreement, the Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Holder or Other Holder with respect to any terms of this Agreement or restrictions on the sale of securities substantially in the form of the Lock-up Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to any Holder or Other Holder than those of this Agreement and the Lock-up Agreement entered into by all of the Holders. If, and whenever on or after the date hereof, the Company enters into a separate Settlement Document, then (i) the Company shall provide notice thereof to the Holders promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement and the Lock-up Agreement, as the case may be, shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time a Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Lock-up Agreement, as the case may be, shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

SECTION 2. Representations, Warranties and Covenants of each Holder

Each Holder, severally and not jointly with the other Holders, hereby makes the following representations and warranties, each of which is true and correct on and as of the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein:

2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

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2.2 Valid and Enforceable Agreement; Authorization. This Agreement, and the Lock-up Agreement entered into in connection herewith, has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

2.3 Title to Existing Securities. The Holder has good and valid title to the Existing Securities free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Securities or its rights in such Existing Securities, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Existing Securities which would limit the Holder’s power to transfer the Existing Securities hereunder.

2.4 Investment Decision. The Holder is an “accredited investor” within the meaning of Rule 501(a)(3) under the Securities Act and was not organized for the purpose of acquiring the Securities. The Holder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Securities. The Holder is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment.

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the Exchange of the Securities to the Holder without having first registered the Securities under the Securities Act.

2.5 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

2.6 Professional Advice. With respect to the tax, accounting and other economic considerations involved in the Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Exchange for the Holder’s particular tax, accounting and financial situation.

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2.7 No Solicitation. The Holder was not solicited by anyone on behalf of the Company to enter into this transaction.

2.8 Lock-Up. The Holder shall enter into a lock-up agreement (“Lock-Up Agreement”) in the form of Exhibit C attached hereto.

SECTION 3. Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on and as of the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

3.1 Existence and Power.

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holders are party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of each Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of each Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each Holder to perform its obligations hereunder.

3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

3.3 Valid Issuance of Securities. The issuance of the Exchange Securities is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The conversion shares issuable upon conversion of the Series A-2 Preferred Stock, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

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SECTION 4. Conditions to Closing

4.1 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Holder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.

(b) Performance of Agreements. The Holder shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Holder on or prior to the Closing.

4.2 Conditions to the Obligations of the Holder. The obligations of the Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

(b) Performance of Agreements. The Company shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

SECTION 5. Miscellaneous Provisions

5.1 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of Holder and the Company as set forth herein in Sections 2 and 3, respectively, shall survive the Closing Date.

5.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at its address appearing on signature pages attached hereto.

(b) if to the Company, at its address, as follows:

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Attention: Iconic Brands, Inc. 44 Seabro Avenue Amityville, New York 11701 Attn: Mr. Richard DeCicco Email: Richard.decicco@gmail.com
With a copy (which will not constitute notice) to: Pryor Cashman, LLP 7 Times Square New York, New York 10036
Attention: Eric M. Hellige and Nicholas J. Williams
Email: ehellige@pryorcashman.com nwilliams@pryorcashman.com

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic mail; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

5.3 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

5.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

5.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

5.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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5.8 No Third Party Beneficiaries or Other Rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Company and a majority in interest of the Holders. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

5.10 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

5.11 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

5.12 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

5.13 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.14 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ___________________________________________________________________________________________________

Signature of Authorized Signatory of Holder: _____________________________________________________________________________

Name and Title of Authorized Signatory: ________________________________________________________________________________

Email Address of Authorized Signatory: _________________________________________________________________________________

Address for Notice to Holder: __________________________________________________________________________________________

EXCHANGE CALCULATION

Classes of Existing Securities	Number of Each Class of Existing Security Held by Holder Immediately Prior to the Exchange	Exchange Ratio of Series A-2 Preferred Stock or Common Stock Per Existing Security Held	Number of Shares of Series A-2 Preferred Stock or Common Stock Holder is Entitled to Receive Upon the Completion of the Exchange	Exchange Ratio of Series A-2 Common Stock Purchase Warrants Per Existing Security Held	Number of Series A-2 Common Stock Purchase Warrants Holder is Entitled to Receive Upon the Completion of the Exchange
Series E Convertible Preferred Stock	_______________ shares of Series E Convertible Preferred Stock	0.00025[1]	_______________ shares of Series A-2 Preferred Stock	0.80[1]	_______________ Series A-2 Common Stock Purchase Warrants
Series F Convertible Preferred Stock	_______________ shares of Series F Convertible Preferred Stock	1.0	_______________ shares of Series A-2 Preferred Stock	3,200	_______________ Series A-2 Common Stock Purchase Warrants
Series G Convertible Preferred Stock	_______________ shares of Series G Convertible Preferred Stock	1.0	_______________ shares of Series A-2 Preferred Stock	3,200	_______________ Series A-2 Common Stock Purchase Warrants
Series E Common Stock Purchase Warrants	_______________ Series E Common Stock Purchase Warrants	0.75	_______________ shares of Common Stock	Not applicable.	Not applicable.
Series F Common Stock Purchase Warrants	_______________ Series F Common Stock Purchase Warrants	0.75	_______________ shares of Common Stock	Not applicable.	Not applicable.
Series G Common Stock Purchase Warrants	_______________ Series G Common Stock Purchase Warrants	1.5	_______________ shares of Common Stock	Not applicable.	Not applicable.

__________________

1 Adjusted for reverse stock split, effective January 18, 2019.

[Holder Signature Page to Exchange Agreement]

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IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be executed as of the date first indicated above.

ICONIC BRANDS, INC.

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer

[Iconic Brands, Inc. Signature Page to Exchange Agreement]

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SCHEDULE A

Existing Agreements

1.

Share Exchange Agreement, by and among Iconic Brands, Inc., the Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated as of May 21, 2019.

2.	Securities Purchase Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of September 27, 2018.

3.	Common Stock Purchase Warrant, by and among Iconic Brands, Inc. and each Holder (as defined therein), dated as of September 27, 2018.

4.	Registration Rights Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of September 27, 2018.

5.	Lock-Up Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of September 27, 2018.

6.	Securities Purchase Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of July 18, 2019.

7.	Common Stock Purchase Warrant, by and among Iconic Brands, Inc. and each Holder (as defined therein), dated as of July 18, 2019.

8.	Registration Rights Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of July 18, 2019.

9.	Lock-Up Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of July 18, 2019.

10.	Exchange Agreement, by and among Iconic Brands, Inc. and each investor signatory thereto, dated as of July 18, 2019.

11.	Securities Purchase Agreement, by and between Iconic Brands, Inc. and each purchaser signatory thereto, dated as of January 12, 2020.

12.	Common Stock Purchase Warrant, by and among Iconic Brands, Inc. and each Holder (as defined therein), dated as of January 12, 2020.

13.	Registration Rights Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of January 12, 2020.

14.	Lock-Up Agreement, by and among Iconic Brands, Inc. and each purchaser signatory thereto, dated as of January 12, 2020.

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EXHIBIT A

Certificate of Designation

[See attached.]

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EXHIBIT B

Common Stock Purchase Warrant

[See attached.]

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EXHIBIT C

Lock-Up Agreement

[See attached.]

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